EXHIBIT 99.1

CoreCard Corporation Reports Second Quarter 2023 Results

25%+ increase in Processing and Maintenance Revenue Year-over-Year and achieves New License Tier

NORCROSS, Ga., Aug. 02, 2023 (GLOBE NEWSWIRE) -- CoreCard Corporation (NYSE: CCRD) (“CoreCard” or the “Company”), the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended June 30, 2023.

"CoreCard’s strong performance continued in the second quarter and resulted in total revenue of $15.7 million in-line with our expectations,” said Leland Strange, CEO of CoreCard Corporation. "Our top-line growth in services revenue was driven by 26% growth in processing and maintenance revenue, partially offset by declines in professional services and third party revenues. As a reminder, third party revenues are very low margin. Additionally, we achieved a new license tier which resulted in $1.8 million of license revenue in the second quarter. We continue to invest in our platform and processing capabilities, which are showing encouraging results. CoreCard provides a best-in-class credit platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers."

Mr. Strange continued, "We recently converted a portion of our professional services revenue from variable to recurring, which is beneficial from a visibility perspective but will result in lower services revenue for the remainder of the year. We now expect services revenue growth of approximately 5% and continue to expect total license revenue in the range of $3 million to $7 million. The opportunity ahead of us is significant, and CoreCard remains a growth business focused on meeting the evolving needs of modern issuers while generating long-term value for our shareholders."

Financial Highlights for the three months ended June 30, 2023

Total revenues in the three-month period ended June 30, 2023, was $15.7 million compared to $15.2 million in the comparable period in 2022.

In the following table, revenue is disaggregated by type of revenue for the three months ended June 30, 2023 and 2022:

	Three Months Ended
	June 30,
(in thousands)	2023	2022
License	$1,794	$1,794
Professional services	7,354	7,605
Processing and maintenance	5,689	4,510
Third party	855	1,297
Total	$15,692	$15,206

Income from operations was $2.7 million for the second quarter compared to income from operations of $3.5 million in the comparable prior year quarter.

Net income was $1.9 million for the second quarter compared to net income of $2.9 million in the comparable prior year quarter.

Earnings per diluted share was $0.22 for the second quarter compared to $0.33 in the comparable prior year quarter.

Investor Conference Call
The company is holding an investor conference call today, August 2, 2023, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/register/corecard080223/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.
The company will file its Form 10-Q for the period ended June 30, 2023, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.
About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information,
email CoreCardIR@icrinc.com

CoreCard Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Services	$13,898	$13,412	$28,654	$25,207
Products	1,794	1,794	1,794	14,283
Total net revenue	15,692	15,206	30,448	39,490
Cost of revenue
Services	9,296	7,937	19,101	15,393
Products	−	−	−	−
Total cost of revenue	9,296	7,937	19,101	15,393
Expenses
Marketing	105	85	174	151
General and administrative	1,516	1,255	3,065	2,940
Research and development	2,092	2,463	3,605	5,787
Income from operations	2,683	3,466	4,503	15,219
Investment income (loss)	(391)	260	(686)	157
Other income	201	29	345	66
Income before income taxes	2,493	3,755	4,162	15,442
Income taxes	618	899	1,031	3,916
Net income	$1,875	$2,856	$3,131	$11,526
Earnings per share:
Basic	$0.22	$0.33	$0.37	$1.34
Diluted	$0.22	$0.33	$0.37	$1.33
Basic weighted average common shares outstanding	8,493,040	8,595,478	8,497,888	8,625,504
Diluted weighted average common shares outstanding	8,516,573	8,616,354	8,524,337	8,651,874

CoreCard Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	June 30, 2023	December 31, 2022
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$31,005	$20,399
Marketable securities	5,099	4,973
Accounts receivable, net	6,110	13,220
Other current assets	3,884	3,729
Total current assets	46,098	42,321
Investments	4,494	5,180
Property and equipment, at cost less accumulated depreciation	12,315	12,006
Other long-term assets	3,055	3,725
Total assets	$65,962	$63,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,407	$2,011
Deferred revenue, current portion	1,724	1,094
Accrued payroll	2,003	1,888
Accrued expenses	877	525
Other current liabilities	1,959	2,025
Total current liabilities	7,970	7,543
Noncurrent liabilities:
Deferred revenue, net of current portion	363	473
Deferred tax liability	494	472
Long-term lease obligation	1,556	1,981
Total noncurrent liabilities	2,413	2,926
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,016,140 and 9,010,119 at June 30, 2023 and December 31, 2022, respectively;
Outstanding shares – 8,490,681 and 8,502,735 at June 30, 2023 and December 31, 2022, respectively	90	90
Additional paid-in capital	16,621	16,471
Treasury stock, 525,459 and 507,384 shares at June 30, 2023 and December 31, 2022, respectively, at cost	(17,105)	(16,662)
Accumulated other comprehensive income (loss)	(83)	(61)
Accumulated earnings	56,056	52,925
Total stockholders’ equity	55,579	52,763
Total liabilities and stockholders’ equity	$65,962	$63,232